Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Planned Management Transition
Greg Hoffman to Succeed Alan Palmer as Chief Financial Officer

DOTHAN, AL, March 6, 2023 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI”, the “Company” or “Construction Partners”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across six southeastern states, today announced, in accordance with the Company’s management succession plan, that Greg Hoffman will succeed Alan Palmer as Chief Financial Officer, effective following the close of business on March 31, 2023. Palmer will continue with the Company in an advisory and mentoring role.
As Chief Financial Officer, Hoffman will assume full leadership of the financial team, expanding his oversight of the accounting and financial operations.
Commenting on the succession plan, Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer said, “Alan’s financial leadership and oversight over the past 20 years have been instrumental in the formation and growth of Construction Partners. Alan has played a pivotal role in developing and growing a proficient and strong organization, building CPI’s financial reputation, and establishing and maintaining the solid financial structure on which we operate today. Thanks in part to Alan’s efforts, we have the financial flexibility to continue to pursue our strategic model as a consolidator in a fragmented industry by delivering proven, profitable growth and enhancing shareholder value. This includes investing in growth as we have vastly expanded our geographic footprint and relative market share throughout Alan’s long career with CPI.
“I am personally grateful to Alan for his mentorship and wisdom over the years and am thankful for his many contributions to our organization. Alan’s leadership and ability to mentor employees has undoubtedly contributed to CPI’s success, including his support and guidance for Greg Hoffman as part of the succession plan. All of us at CPI are extremely thankful to Alan for his years of dedicated service, commitment to the business and leadership within our organization.
“Likewise, we have full confidence in Greg as he takes over for Alan. Greg has 20 years of relevant experience in our industry. He has served as the Senior Vice President of Finance since early 2021, and previously was the Chief Financial Officer of Wiregrass Construction, CPI’s platform company in Alabama, from 2009 to 2021. In addition to financial analysis and accounting skills, Greg offers project leadership, strategic planning and supply chain management expertise. We look forward to Greg’s leadership of our financial team and expect him to make valuable contributions to the Company.”
Alan Palmer said, “It has been an honor to be a part of the Construction Partners family for more than twenty years. I have worked with an incredible group of dedicated people who embrace the culture and values of CPI. I have worked closely with Greg, first in his role as the CFO of Wiregrass, and then as CPI’s Senior Vice President of Finance for the past 18 months. I am confident in Greg’s ability to assume the CFO role and to continue working closely with Jule, the rest of the leadership team and all of our operating companies. His experience, energy and skills will help carry CPI well into the future. I want to thank all of the employees of CPI for your support and hard work, and I am excited about your future.”
“I am pleased to assume this new role within CPI’s executive team," said Hoffman. “The Company’s record of growth in the infrastructure market demonstrates its commitment to providing robust solutions and comprehensive services. I look forward to helping continue this success.”
Ned Fleming, CPI’s Executive Chairman, commented, “Over the years, CPI has cultivated a deep bench of financial talent, which has allowed for this seamless role change and natural continuation of existing responsibilities. This transition is an important milestone for Construction Partners, representing our continued growth as a company and as an organization that values human capital development and succession planning. Greg is well-prepared to be our CFO and has demonstrated outstanding skill and financial leadership with a bottom-up understanding of our businesses. The board has great confidence in him, and in our entire senior leadership team, to continue to execute on our proven business model that drives long-term growth and value creation. Alan’s contributions for more than two decades at CPI helped to create the successful company we operate today. Alan is a talented executive and an exceptional person whom we will all cherish as having elevated those of us that had the good fortune of working with him throughout his long and successful career.”
Greg Hoffman, age 58, has served as the Company’s Senior Vice President, Finance since April 2021. Prior to that, he served as Chief Financial Officer of Wiregrass Construction Company, the Company’s Alabama subsidiary, from 2009 to 2021. Before joining CPI, Hoffman served in various roles of increasing responsibility at Corporate Express, Inc., a Staples company, including as Division Controller and Vice President, Operations, and also as Division Controller for APAC-Georgia, Inc., a heavy civil infrastructure company. Prior to APAC, he was a Manager at Ernst & Young LLP, where he directed audit engagement teams serving a variety of industries, including construction. Hoffman holds a Bachelor of Science in Accounting from the University of Alabama.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across six southeastern states. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminals, the company focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The Company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “seek” “continue,” “estimate,” “predict,” “potential,” “targeting,” “could,” “might,” “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe,” “plan” and similar expressions or their negative. The forward-looking statements contained in this press release include, without limitation, statements relating to a planned transition of the Company’s management duties and the expected results thereof. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements are set forth in the Company’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and other reports the Company files with the SEC. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contact:
Rick Black
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600